Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Emanuel Oliveira, President, Chief Executive Officer and Chief Financial Officer, of Bridgewater Platforms Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of Bridgewater Platforms Inc. for the period ended April 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of theSecurities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bridgewater Platforms Inc.

Dated: June 15, 2015

/s/ Emanuel Oliveira
Emanuel Oliveira President, Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial Officer and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bridgewater Platforms Inc. and will be retained by Bridgewater Platforms Inc. and furnished to the Securities and Exchange Commission or its staff upon request.